As filed with the Securities and Exchange Commission on October 16, 2018

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	63-0851141 (IRS Employer Identification Number)

802 Southeast Plaza Avenue, Suite 200, Bentonville, AR	72712
(Address of Principal Executive Offices)	(Zip Code)

____________________

AMERICA’S CAR-MART, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Full title of the plan)

____________________

Vickie D. Judy
Chief Financial Officer
America’s Car-Mart, Inc.
802 Southeast Plaza Avenue, Suite 200

Bentonville, Arkansas 72712

Telephone: (479) 464-9944

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Courtney C. Crouch, III
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800

Little Rock, Arkansas 72201

Telephone: (501) 688-8822

Facsimile: (501) 918-7822

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCUATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	100,000	$72.421	$7,242,100	$877.75

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of America’s Car-Mart, Inc. (the “Registrant”) common stock.
(2)	Calculated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock of the Registrant on October 12, 2018, as reported on the NASDAQ Global Select Market, which was $72.421.

EXPLANATORY NOTE

On December 9, 2015, America’s Car-Mart, Inc., a Texas corporation (the “Corporation” or the “Registrant”) filed a registration statement on Form S-8 (Commission File No. 333-208416) (the “Prior Registration Statement”) to register 177,527 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to employees, officers and directors of the Corporation under the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), which shares were carried forward from an earlier registration statement on Form S-8 relating to the Corporation’s Stock Incentive Plan. The current Registration Statement on Form S-8 is filed by the Corporation to register 100,000 shares of its Common Stock issuable under the Plan, which shares are in addition to the 177,527 shares of Common Stock registered by the Corporation under the Prior Registration Statement.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)       The Corporation’s Annual Report on Form 10-K for the year ended April 30, 2018, filed with the Commission on June 14, 2018;

(2)       The Corporation’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2018, filed with the Commission on September 4, 2018;

(3)       The Corporation’s Current Report on Form 8-K/A filed with the Commission on July 18, 2018, and the Corporation’s Current Report on Form 8-K filed with the Commission on September 4, 2018; and

(4)       The description of the Common Stock contained in the Corporation’s Registration Statement on Form 10 filed with the Commission on December 23, 1986, as amended by a Current Report on Form 8-K filed with the Commission on November 2, 2005, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K, including exhibits related thereto) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 000-14939.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibits 4.1-4.8 to the Corporation’s Registration Statement on Form S-8 filed with the Commission on November 16, 2005 (Commission File No. 333-129727)).

4.2	Amended and Restated Bylaws of the Corporation dated December 4, 2007 (incorporated by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007).

4.3	Amendment No. 1 to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2014).

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

99.1	Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on June 23, 2015).

99.2	Amendment to Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on this 16th day of October, 2018.

AMERICA’S CAR-MART, INC.

By: /s/ Vickie D. Judy

Vickie D. Judy

Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Williams and Vickie D. Judy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffrey A. Williams Jeffrey A. Williams	President, Chief Executive Officer and Director (principal executive officer)	October 16, 2018
/s/ Vickie D. Judy Vickie D. Judy	Chief Financial Officer (principal financial and accounting officer)	October 16, 2018
/s/ Ray C. Dillon Ray C. Dillon	Chairman of the Board	October 16, 2018
/s/ Daniel J. Englander Daniel J. Englander	Director	October 16, 2018
/s/ William H. Henderson William H. Henderson	Director	October 16, 2018
/s/ Jim von Gremp Jim von Gremp	Director	October 16, 2018
/s/ Joshua G. Welch Joshua G. Welch	Director	October 16, 2018

3